Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East, Suite 2400, Los Angeles, CA 90067-3010

October 8, 2019

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

Ladies and Gentlemen:

We have acted as counsel to Superconductor Technologies Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (333-233693) (as amended, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) by the Company on or about September 10, 2019 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale by the Company (the “Offering”) of (i) 7,934,000 Class A Units consisting of one share of its common stock, par value $0.001 per share (“Common Stock” and such initial shares of Common Stock issued, the “Initial Shares”) and a warrant to purchase one share of Common Stock (each a “Warrant”) and (ii) 3,900,000 Class B Units consisting of one pre-funded warrant to purchase one share of Common Stock (each a “Pre-funded Warrant”) and one Warrant. The Initial Shares, the Warrants and the Pre-funded Warrants are collectively referred to as the “Securities.”

In connection with rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation of the Company, as amended and as in effect on and as of the date hereof, the amended and restated bylaws of the Company, as amended and as in effect on and as of the date hereof, records of relevant corporate proceedings with respect to the Offering and such other documents, instruments and corporate records as we have deemed relevant or appropriate for the expression of the opinions contained herein. We have also reviewed the Registration Statement as filed with the Commission.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have made such examination of law as we have deemed necessary to express the opinion contained herein. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Warrants or the Pre-funded Warrants on the validity or enforceability of any other provision thereof, (d) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (e) which provides that the terms of the Warrants or the Pre-funded Warrants may not be waived or modified except in writing, (f) relating to choice of law or consent to jurisdiction or (g) which seeks to modify a statute of limitations.

Beijing | Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, DC

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that:

1.

The Initial Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Registration Statement and, if applicable, the securities purchase agreement, will be validly issued, fully paid and non-assessable.

2.

The Warrants have been duly authorized for issuance and, when the Warrants are issued and paid for in accordance with the terms and conditions of the Registration Statement and, if applicable, the securities purchase agreement, the Warrants will have been duly executed and delivered by the Company and will constitute legal, valid, and binding obligations of the Company.

3.

The Pre-funded Warrants have been duly authorized for issuance and, when the Pre-funded Warrants are issued and paid for in accordance with the terms and conditions of the Registration Statement and, if applicable, the securities purchase agreement, the Pre-funded Warrants will have been duly executed and delivered by the Company and will constitute legal, valid, and binding obligations of the Company.

4.

The shares of Common Stock issuable upon exercise of the Warrants and the Pre-funded Warrants have been duly authorized and, when issued upon exercise of the related Warrant or Pre-funded Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and, as to the Warrants and the Pre-funded Warrants constituting legal, valid, and binding obligations of the Company, with respect to the laws of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws. Further, this opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus contained therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Proskauer Rose LLP

Beijing | Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, DC